UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 10, 2004

Date of Report (Date of earliest event reported)

333-81520

Commission File Number

-----------------------------------

MEDIATELEVISION.TV,  INC.

(Exact name of registrant as specified in its charter)

DELAWARE, U.S.A.                                                                                               98-0361568

(State or other jurisdiction of                                                                              (I.R.S. Employer

 incorporation or organization)                                                                           Identification No.)

1904 West 16th Avenue, Suite 1, Vancouver, BC, Canada V6J 2M4

(Address of principal executive offices)

(604) 732-4804

(Issuer's telephone number, including area code)

N/A

(Former name, former address and former fiscal year,

if changed since last report)

Item 1.   Changes in Control of Registrant

        (a)    On March 10, 2004, the Registrant ("Media") and Digital Color Print, Inc. ("DCP"), a Nevada corporation, executed a Share Exchange Agreement (the "Agreement") whereby the Registrant agreed to a minimum of 80% of the issued and outstanding capital interests and/or shareholdings of DCP.  The Agreement was effective from March 10, 2004 and the combination of these entities will be treated as a purchase for accounting purposes, with DCP becoming a wholly-owned subsidiary of the Registrant on closing.

    The source of the consideration used by DCP stockholders to acquire their interest in the Registrant is the exchange of 100% of the outstanding securities of DCP.

    The principal terms of the Agreement were:

            1.    The acquisition of a minimum of 80% of the outstanding securities of DCP in exchange for 22,002,000 shares of the Registrant's common stock ("restricted securities"), as outlined in Exhibit A of the Agreement. At the closing, there will be no more than 24,700,000 post-agreement outstanding shares of common stock of the Registrant.

             2.    The Registrant's Board of Directors will appoint three individuals designated by DCP to assume open director seats to be filled upon the closing or earlier election of appointed directors.

             3.    Prior to the completion of the Agreement, there will be no more than 2,681,462 issued and outstanding shares of the Registrant's common stock.  Following completion of the Agreement, there will be no more than  24,700,000 outstanding shares of common stock.

    A copy of the Agreement including all material exhibits and related instruments accompanies this Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference.

        (b)(i)    To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of the Registrant's common stock prior to the closing of the Agreement, and the share holdings of the then members of management:

NAME	POSITIONS HELD	SHARES OWNED	PERCENTAGE
Thomas Braun		586,497	21.87%
Penny O. Green	President	1,756,053	65.49%

        (b)(ii)    To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who will own more than five percent of the Registrant's common stock following the closing of the Agreement, and the share holdings of the new members of management:

NAME	POSITIONS HELD	SHARES OWNED	PERCENTAGE
Michael Brennan	President/CEO/Director	4,500,000	18.22%
Alan Spatz	Secretary/CFO/Director	2,470,241	10.01%
Ed St. Amour	Director	4,139,640	16.77%
Penny O. Green		1,756,053	7.11%
Victor A. Hollander		1,800,000	7.29%
Robert L. Langsam		1,758,161	7.12%

Item 2.     Acquisition or Disposition of Assets

        (a) See Item 1.

    The consideration exchanged under the Agreement was negotiated at "arms length," and the directors and executive officers of the Registrant used criteria used in similar uncompleted proposals involving the Registrant in comparison to those of DCP; DCP's present and past business operations; the future potential of DCP; its management; and the potential benefit to the stockholders of the Registrant. The directors determined that the consideration for the exchange was reasonable, under these circumstances.

    No director, executive officer or five percent or more stockholder of the Registrant had any direct or indirect interest in DCP or were DCP stockholders prior to the completion of the Agreement.

        (b) The Registrant is a successor to and intends to continue the business operations conducted and intended to be conducted by DCP, through its subsidiary, Logical Imaging Solutions, Inc. ("LIS").  LIS is in the business of developing digital high-speed commercial printing systems and supplies that are installed and used on conventional presses with approximately seventy (70) systems installed worldwide.

MANAGEMENT

Directors and Executive Officers

The members of the Board of Directors of DCP serve until the next annual meeting of the stockholders or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of DCP:

NAME	POSITION	HELD POSITION SINCE
Michael Brennan	CEO/President/Director	2002
Alan Spatz	Secretary/CFO/Director	2002
Ed St. Amour	Director	2002

Michael W. Brennan, Chairman of the Board, CEO and Chief Technology Officer:

Mr. Brennan, prior to joining LIS as President in 1996, has founded four companies that successfully became public through IPOs; three in the U.S. on NASDAQ (Computer Automation, Datum and Interscience) and one on the London International Stock Exchange (Optim, PLC). Additionally, Mr. Brennan was a founder of CIMG, took the company public and served as Chairman and CEO during CIMG's first three years which witnessed sustained revenue growth from $10 to $33 million. Mr. Brennan has a B.S. degree in electrical engineering from the University of Southern California, an MBA from Pepperdine University, is a Fellow of the Institute of Directors (London, England) and a faculty member of the University of Phoenix. Mr. Brennan has developed many successful products and holds several patents on products widely used in high‑speed printing.

Edwin C. St. Amour, Executive Vice President, Chief Marketing Officer and Director:

Mr. St. Amour is the founder of LIS, has been in the computer industry for more than thirty‑five years and has served as chairman of Santa Ana, CA-based Storage Sentinel, Inc. and American Computer Hardware Corporation. Mr. St. Amour entered the printing industry in the early sixties and began marketing forms and documents for Moore Business Forms, one of the world's largest manufacturers of processed paper products and a major end-user of EBI printing technologies. Mr. St. Amour, as a systems analyst, recognized the uniqueness of EBI technology, began developing and marketing EBI related products in the mid‑80's, and founded LIS in 1993 to develop EBI hardware and software products and adapt this technology to produce plug‑and‑play products for forms manufacturers. Mr. St. Amour was Chairman of LIS until founding CIMG in June 2000, and served CIMG as a Director and Audit Committee Member until resigning from CIMG.

Alan J. Spatz, Chief Financial and Operating Officer and Corporate Secretary:

Mr. Spatz, since joining LIS in 1994, has been fully charged with all aspects of operational management. He was, prior to joining LIS, the Treasurer and Controller of PLG, Inc. a Washington, D.C. and Newport Beach, CA-based engineering consulting company, where he was responsible for all corporate finance and operational functions. He holds a Bachelor of Science degree in Business Administration from the University of Phoenix. Mr. Spatz was assistant Corporate Secretary of CIMG until resigning in September 2002.

Item 3. Bankruptcy or Receivership

    None/Not Applicable

Item 4. Changes in Registrant's Certifying Accountant

    None/Not Applicable

Item 5. Other Events and Regulation FD Disclosure

    None/Not Applicable

Item 6. Resignations of Registrant's Directors

    Pursuant to the Registrant's Bylaws, the pre-Agreement directors and executive officers of the Registrant shall designate three individuals designated by DCP and DCP stockholders to serve on the Registrant's Board of Directors, until the next respective annual meetings of the stockholders and the Board of Directors and until their respective successors are elected and qualified or until their prior resignations or terminations.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    (a) Financial Statements of Businesses Acquired.

            Will be provided on or before June 5, 2004.

    (b) Pro Forma Financial Information.

            Will be provided on or before June 5, 2004.

    (c) Exhibits.

    10.9 Corporate Combination Agreement

Item 8. Change in Fiscal Year

    None/Not Applicable

Item 9. Regulation FD Disclosure

    None/Not Applicable

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                         MEDIATELEVISION.TV, INC.

Dated: March 23, 2004                                                                  /s/  Penny O. Green

                                                                                                                Penny O. Green,

                                                                                                                President

Exhibit 10.9

CORPORATE COMBINATION AGREEMENT

            This Corporate Combination Agreement (the "Agreement") effective March 10, 2004, is by and between Digital Color Print, Inc., a Nevada corporation ("DCP"), having its principal offices at 1920 E. Warner Avenue, Suite M, Santa Ana, California 92705, and Mediatelevision.TV, Inc., a Delaware corporation ("Media"), having its principal offices at 1904 West 16th Avenue, Suite 1, Vancouver, British Columbia, Canada V6J 2M4.

RECITALS:

A.        Media desires to acquire all of the issued and outstanding capital interests and/or shareholdings of DCP and the shareholders of DCP desire to exchange all of their shares of DCP for shares of Media authorized but unissued common stock as hereinafter provided.

B.        It is the intention of the parties hereto that: (i) Media shall acquire all of the issued and outstanding shares of DCP in exchange solely for the number of shares of Media's authorized but unissued shares of common stock, par value $.0001, set forth below (the "Exchange"); (ii) the Exchange will qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (iii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the "Act"), and under the applicable securities laws of each state or jurisdiction where all of the shareholders of DCP (the "Shareholders") reside, with DCP becoming a wholly-owned subsidiary of Media. Media would then change its name to "Digital Color Print, Inc., a Delaware Corporation."

C.        The board of directors of Media deems it to be in the best interest of Media and its shareholders to acquire all of the issued and outstanding interests of DCP.

D.        The directors of DCP and the Shareholders deem it to be in the best interest of the Shareholders to exchange all of the capital interests of DCP for shares of Media, as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1: EXCHANGE OF SHARES

SECTION 1:1    Tender Offer/Exchange of Shares.  Within five (5) business days after the execution of this Agreement, or as promptly thereafter as practicable, Media will commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a tender offer (the "Offer") for all of the outstanding shares of DCP (the "DCP Shares") in exchange for 22,002,000 shares of Media common stock (the "Media Shares"), at the rate of 3.6 Media Shares for each of the DCP Shares. The Offer shall be made by DCP placing in the U.S. mail, sending via facsimile, or otherwise causing to be delivered to each of the Shareholders a copy of the Subscription Agreement and Information Statement, each as attached hereto as Exhibit A. The Offer will remain open for twenty (20) days from the date of the sending of the Subscription Agreement and Information Statement. The Media Shares will be restricted against resale pursuant to the provisions of Federal and state securities laws. The DCP Shares to be tendered, 6,611,663 shares of common stock and no shares of preferred, will represent all of the issued and outstanding capital stock of DCP. The DCP Shares owned by each Shareholder and the number of Media Shares which each Shareholder will receive in the Exchange are set forth on Exhibit B hereto, which when aggregated with the outstanding options and warrants to purchase common stock of DCP that are assumed by Media pursuant to Section 1.4 below, will constitute approximately 88% of the ownership of Media after the Exchange determined on a fully-diluted basis. The Closing will go forward so long as at least 80% of the DCP Shares are tendered for exchange. Any Shareholders who choose not to exchange their shares will remain as minority shareholders in DCP.

SECTION 1:2    Delivery of Shares.  On the Closing Date or otherwise agreed by the parties, the Shareholders wishing to exchange DCP Shares for Media Shares (the "Exchanging Shareholders") will deliver to Media the certificates representing their DCP Shares, duly endorsed (or with executed stock powers) so as to make Media the sole owner thereof, along with a copy of the Subscription Agreement signed by each Shareholder. Upon delivery of the DCP Shares and the signed Subscription Agreement, Media will deliver certificates representing the Media Shares to the exchanging Shareholders, making the exchanging Shareholders the majority shareholders of Media.

SECTION 1:3    Restricted Securities.   The Media Shares have not been registered under the Act, and may not be resold unless the resale thereof is registered under the Act or an exemption from such registration is available. Each certificate representing the Media Shares will have a legend thereon in substantially the following form:

The shares represented by the certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the resale of the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.

SECTION 1:4    Options and Warrants.  At the Closing, each outstanding warrant and option to purchase common stock of DCP listed on Exhibit B shall be assumed by Media, and become an option to purchase shares of Media common stock, with appropriate adjustments to the exercise price and the number of shares of common stock subject to such options and warrants, as the case may be, in accordance with the terms and conditions of the holder's option or warrant agreement.

SECTION 2:  REPRESENTATIONS AND WARRANTIES OF DCP

Except as set forth in the disclosure schedule delivered by DCP to Media prior to the execution of this Agreement (the "DCP Disclosure Schedule"), DCP hereby represents and warrants as follows:

SECTION 2:1    Organization and Good Standing.  DCP is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. DCP has the corporate power and authority to carry on its business as presently conducted. DCP is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

SECTION 2:2    Corporate Authority.    DCP has the power to operate as a corporation and to perform any corporate obligations hereunder. The execution and delivery of this Agreement by DCP and the delivery of the DCP Shares and the Subscription Agreement by each of the exchanging Shareholders, and the consummation of the transaction contemplated hereby, are not in violation of any corporate restrictions governing shareholder transactions. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which DCP is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to DCP or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or the Bylaws of DCP.

SECTION 2:3    Ownership of Shares.    To the knowledge of DCP, the Shareholders described on Exhibit B are the owners of record and beneficially of all of the issued and outstanding shares of DCP. To the knowledge of DCP, and except as set forth on Section 2.3 of the DCP Disclosure Schedule, each Shareholder owns such shares free and clear of all rights, claims, liens and encumbrances, and the shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

SECTION 2:4    Approvals.    No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by DCP and the delivery of the DCP Shares and the Subscription Agreement by the Shareholders for the consummation of the transactions described herein, other than as set forth in Section 2.4 of the DCP Disclosure Schedule.

SECTION 2:5    No General Solicitation.    DCP is not aware that any Shareholder is purchasing (or exchanging DCP Shares for) the Media Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of Media.

SECTION 2:6    Financial Statements, Books and Records.    Attached at Section 2.6 of the DCP Disclosure Schedule are the unaudited financial statements (balance sheet, income statement, notes) of DCP as of December 31, 2003 and December 31, 2002 (the "Financial Statements"). The books of account and other financial records of DCP are complete and correct in all material respects and are maintained in accordance with good business and accounting practices. DCP acknowledges that a minimum of two (2) years of audited financial information of DCP will be required to be filed with the Securities and Exchange Commission within 60 days of the Closing Date of this Agreement.

SECTION 2:7    No Material Adverse Changes.

Since December 31, 2003 there has not been:

            (a)       any material adverse change in the financial position of DCP except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of DCP;

            (b)       any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of DCP whether or not covered by insurance;

            (c)       any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of DCP capital interests;

            (d)       any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by DCP of any properties or assets; or

            (e)       adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

SECTION 2:8    Tax Matters

            (a)       For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

            (b)       All Tax Returns required to be filed by or on behalf of DCP with respect to any taxable period ending on or before the Closing Date (the "DCP Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects. All amounts shown on the DCP Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. DCP has delivered to Media complete and accurate copies of all DCP Returns filed which have been requested by Media.

            (c)       DCP financial statements fully accrue all actual and contingent liabilities for unpaid Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles (GAAP).

            (d)       No DCP Return relating to Taxes has ever been examined or audited by any governmental body. No extension or waiver of the limitation period applicable to any of the DCP Returns has been granted (by DCP or any other person), and no such extension or waiver has been requested from DCP.

            (e)       No claim or proceeding is pending or, to the knowledge of DCP, has been threatened against or with respect to DCP in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by DCP with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by DCP and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of DCP except liens for current Taxes not yet due and payable.

            (f)        There is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of DCP that, considered individually or considered collectively with any other such contracts, plan or other arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or Section 162(m) of the Code. DCP is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract, and DCP has not, and by reason of the consummation of the transactions contemplated under this Agreement, will not have any liability or obligation under any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

            (g)       DCP has never been a member of an affiliated group of corporations filing a consolidated federal income tax return.

            (h)       DCP has never filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by DCP.

            (i)        DCP has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Exchange.

            (j)        DCP has not agreed to make, nor is it required to make, any adjustment under Section 481 of the Code by reason of any change in accounting method.

            (k)       None of the assets of DCP are treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

            (l)        DCP has not been a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A of the Code and the regulations thereunder.

            (m)      DCP has never been a party to any joint venture, partnership or other agreement that could reasonably be expected to be treated as a partnership for Tax purposes.

            (n)       DCP has not requested or received any private letter ruling from the Internal Revenue Service or comparable rulings from any other government or taxing agency.

            (o)       No power of attorney with respect to Taxes has been granted with respect to DCP.

            (p)       DCP has taken no action nor knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

SECTION 2:9    Compliance with Laws.    DCP has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of DCP.

SECTION 2:10    No Breach.

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

            (a)       violate any provision of the Articles of Incorporation or the Bylaws of DCP, as currently in effect;

            (b)       violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any material contract or other agreement to which DCP is a party or by or to which it or any of its assets or properties may be bound or subject;

            (c)       violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, DCP or upon the properties or business of DCP; or

            (d)       violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of DCP.

SECTION 2:11    Actions and Proceedings.  DCP is not a party to any material pending litigation or, to its knowledge, after reasonable inquiry, any governmental investigation or proceeding not reflected in the DCP Financial Statements and, to its knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against DCP except as set forth in Section 2.11 of the DCP Disclosure Schedule.

SECTION 2:12    Agreements.   Section 2.12 of the DCP Disclosure Schedule sets forth any material contract or arrangement to which DCP is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

SECTION 2:13    Brokers or Finders.    No broker's or finder's fee will be payable by DCP in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by DCP or any of the Shareholders, other than those listed in Section 2.13 of the DCP Disclosure Schedule.

SECTION 2:14    Real Estate.   Except as set forth in Section 2.14 of the DCP Disclosure Schedule, DCP owns no real property nor is a party to any leasehold agreement. All uses of the real property by DCP or its subsidiaries conform in all material respects to all applicable building and zoning ordinances, laws and regulations.

SECTION 2:15    OSHA and Environmental Compliance. To its knowledge, DCP has duly complied with, and its offices, real property, business, assets, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws. There have been no outstanding citations, notices or orders of non-compliance issued to DCP or relating to its business, assets, property, leaseholders or equipment under such laws, rules or regulations.

DCP has been issued all required federal, state and local licenses, certificates or permits relating to all applicable environmental laws. There are no visible signs of releases, spills, discharges, leaks or disposal of hazardous substances at, upon, under or within the real property owned by DCP (the "Real Property"). There are no underground storage tanks or polychlorinated biphenyls on the Real Property. To DCP's knowledge, after reasonable inquiry, the Real Property has never been used as a treatment, storage or disposal facility of hazardous waste. To DCP's knowledge, after reasonable inquiry, no hazardous substances are present on the Real Property or any premises leased by DCP excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of DCP.

SECTION 2:16    Tangible Assets.    To its knowledge, DCP has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by DCP, any related capitalized items or other tangible property material to the business of DCP (the "Tangible Assets"). Other than as set forth in Section 2.16 of the DCP Disclosure Schedule, DCP holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date on the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of DCP and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth in Section 2.16 of the DCP Disclosure Schedule. DCP has clear title to all of its fictional business names, trading names, registered and unregistered trademarks, service marks and applications (collectively, the "Marks") and Marks are included as Tangible Assets.

SECTION 2:17    Liabilities.   DCP did not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected on the Financial Statements (annual and interim), except for a specific Liabilities set forth in Section 2.17 of the DCP Disclosure Schedule. As of the Closing Date, DCP will not have any Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements except for Liabilities incurred in the ordinary course of business and as set forth in Section 2.17 of the DCP Disclosure Schedule. To DCP's knowledge, there is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business.

SECTION 2:18    Access to Records.    The corporate financial records, minute books and other documents and records of DCP have been made available to Media prior to the Closing Date.

SECTION 2:19    Operations of DCP.    From the date of the Financial Statements through the date of Closing, DCP has not and will not, outside of the ordinary course of business, have:

            (a)       incurred any indebtedness or borrowed money;

            (b)       declared or paid any dividend or declared or made any distribution of any kind to any Shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

            (c)       made any loan or advance to any Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

            (d)       disposed of any assets of DCP;

            (e)       materially increased the annual level of compensation of any executive employee of DCP;

            (f)        increased, terminated, amended or otherwise modified any plan for the benefit of employees of DCP;

            (g)       issued any equity securities or rights to acquire such equity securities; or

            (h)       entered into or modified any contract, agreement or transaction.

SECTION 2:20    Capitalization.    The authorized capital of DCP consists of 10,000,000 shares of common stock, having $0.001 par value, of which 6,611,663 shares of common stock are issued and outstanding and 1,000,000 shares of preferred stock, none of which are issued and outstanding. DCP is current with respect to all dividend obligations. DCP has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of DCP except as set forth on Exhibit B.

SECTION 2:21    Full Disclosure.    No representation or warranty by DCP in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by DCP pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of DCP, and/or the status of the DCP shares.

SECTION 3:    REPRESENTATIONS AND WARRANTIES OF Media

Except as set forth in the disclosure schedule delivered by Media to DCP prior to the execution of this Agreement (the "Media Disclosure Schedule"), Media hereby represents and warrants as follows:

SECTION 3:1    Organization and Good Standing.   Media is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business.

SECTION 3:2    Corporate Authority.   Media has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been, or will be prior to the Closing Date, duly authorized by the Board of Directors of Media and a majority of the Shareholders as required by Delaware law. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Media is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Media or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of Media.

SECTION 3:3    The Media Shares.   At the Closing, the Media Shares to be issued and delivered to the Shareholders hereunder will when so issued and delivered, constitute valid and legally issued shares of Media common stock, fully paid and nonassessable.

SECTION 3:4    Financial Statement: Books and Records.   Attached at Section 3.4 of the Media Disclosure Schedule are the financial statements (balance sheet, income statement and Notes) of Media for the fiscal year ended September 30, 2003 and reviewed financial statements for the quarter ended at December 31, 2003 (collectively the "Media Financial Statements"), all of which are on file with the U.S. Securities and Exchange Commission's EDGAR system. The Media Financial Statements fairly represent the financial position of Media as at such date and the results of their operations for the periods then ended. The Media Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of Media are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

SECTION 3:5    No Material Adverse Changes.

Except as described in Section 3.5 of the Media Disclosure Schedule, since December 31, 2003, there has not been:

            (a)       any material adverse changes in the financial position of Media except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Media.

            (b)       any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Media whether or not covered by insurance;

            (c)       any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Media capital stock, other than as agreed upon among the parties;

            (d)       any sale of an asset (other than as described in (iii) above, or in the ordinary course of business) or any mortgage pledge by Media of any properties or assets;

            (e)       adoption or modification of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

            (f)        except in the ordinary course of business, incurred or assumed any indebtedness or liability, whether or not currently due and payable;

            (g)       any loan or advance to any Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

            (h)       any material increase in the annual level of compensation of any executive employee of Media;

            (i)        except in the ordinary course of business, entered into or modified any contract, agreement or transaction; or

SECTION 3:6    Tax Matters

            (a)       Tax Returns required to be filed by or on behalf of Media with respect to any taxable period ending on or before the Closing Date (the "Media Returns") have not been filed on or before the applicable due date (including any extensions of such due date).

            (b)       Media financial statements fully accrue all actual and contingent liabilities for unpaid Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles (GAAP).

            (c)       No Media Return relating to Taxes has ever been examined or audited by any governmental body. No extension or waiver of the limitation period applicable to any of the Media Returns has been granted (by Media or any other person), and no such extension or waiver has been requested from Media.

            (d)       No claim or proceeding is pending or, to the knowledge of Media, has been threatened against or with respect to Media in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Media with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Media and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of Media except liens for current Taxes not yet due and payable.

            (e)       There is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of Media that, considered individually or considered collectively with any other such contracts, plan or other arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or Section 162(m) of the Code. Media is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract, and Media has not, and by reason of the consummation of the transactions contemplated under this Agreement, will not have any liability or obligation under any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

            (f)        Media has never been a member of an affiliated group of corporations filing a consolidated federal income tax return.

            (g)       Media has never filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by Media.

            (h)       Media has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Exchange.

            (i)        Media has not agreed to make, nor is it required to make, any adjustment under Section 481 of the Code by reason of any change in accounting method.

            (j)        None of the assets of Media are treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

            (k)       Media has not been a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A of the Code and the regulations thereunder.

            (l)        Media has never been a party to any joint venture, partnership or other agreement that could reasonably be expected to be treated as a partnership for Tax purposes.

            (m)      Media has not requested or received any private letter ruling from the Internal Revenue Service or comparable rulings from any other government or taxing agency.

            (n)       No power of attorney with respect to Taxes has been granted with respect to Media.

            (o)       Media has taken no action nor knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

SECTION 3:7    Compliance with Laws.    Except as described on Schedule 3.7, Media has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of Media.

SECTION 3:8    Actions and Proceedings.  Media is not a party to any material pending litigation and, to its knowledge, no governmental proceedings are threatened against Media.

SECTION 3:9    Periodic Reports.    Media is a Section 12(g) reporting company and therefore must file periodic reports to be filed pursuant to the Securities Exchange Act of 1934, as amended, for purposes of trading on the OTC Bulletin Board. These reports are current as of the date of execution of this Agreement.

SECTION 3:10    Capitalization.    As of the date of this Agreement, there are approximately 56 shareholders of record that are the owners of 2,431,462 shares of Media Common Stock, none of which owns in excess of 5% of the issued and outstanding shares, except as may be set forth in the shareholder list at Section 3.10 of the Media Disclosure Schedule. Media has 80,000,000 shares of common stock, par value $0.0001 per share authorized and 20,000,000 shares of preferred stock, none of which have been issued. There are no outstanding warrants, stock options, stock rights and other commitments other than 250,000 shares of restricted, common stock issuable upon cancellation of existing debt.

SECTION 3:11    Access to Records.    The corporate financial records, minute books, and other documents and records of Media have been made available to DCP prior to the Closing Date.

SECTION 3:12    No Breach.    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

            (a)       violate any provision of the Articles of Incorporation or By-Laws of Media;

            (b)       violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Media is a party or by or to which it or any of its assets or properties may be bound or subject;

            (c)       violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Media or upon the securities, properties or business to Media; or

            (d)       violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which violation could have a material adverse effect on the business or operations of Media.

SECTION 3:13    Exchange Consideration.  Media will issue solely Common Stock to DCP Shareholders pursuant to the Agreement (i.e., no boot) in exchange for DCP capital stock, as is required for a tax-free reorganization under Section 368(a)(1)(B) of the Code.

SECTION 3:14    Brokers or Finders.   No broker's or finder's fee will be payable by Media in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of Media, other than those listed in Section 3.14 of the Media Disclosure Schedule.

SECTION 3:15    Corporate Authority.    Media has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors and a majority of the Shareholders of Media. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Media is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Media or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of Media.

SECTION 3:16    Full Disclosure.    No representation or warranty by Media in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Media pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of Media.

SECTION 3:17    No Claims Outstanding. Media represents that it is not subject to any claims, litigation, or other charges against its assets, has no real estate or real estate holdings, has no employees, one officer and two directors, serving without pay, and therefore there can be no OSHA or other personnel claims outstanding or potentially assertable against the company. Furthermore, there have been no material changes in the company's position, and the company has conducted no other business, since December 31, 2003, other than as set forth in Section 3.16 of the Media Disclosure Schedule, indicating a description of activities since recapitalization of the corporation.

SECTION 3:18    Securities Issuances.    Media represents that all of the existing and outstanding shares were lawfully issued and are duly accounted for in the financial statements and with the company's transfer agent.

SECTION 4:    CONDITIONS PRECEDENT

SECTION 4:1    Conditions Precedent to the Obligation of DCP and the Shareholders.   All obligations of DCP and the Shareholders under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

            (a)       The representations and warranties by or on behalf of Media contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

            (b)       Media shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

            (c)       On or before the Closing, the Board of Directors and a majority of the shareholders of Media shall have approved, in accordance with Delaware law, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable Media to comply with the terms of the Agreement.

            (d)       Media shall have sufficient shares of Media Common Stock authorized but unissued to complete the Exchange.

            (e)       All instruments and documents delivered to DCP and the Shareholders pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for DCP.

            (f)        Media shall have compromised its existing creditors and/or other claimants or liabilities such that no more than $1,000 in liabilities are outstanding and, each of which liabilities is acceptable, so long as a schedule of payments, conversion rates or stock swaps has been agreed upon by the respective creditors.

SECTION 4:2    Conditions Precedent to the Obligations of Media. All obligations of Media under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

            (a)       The representations and warranties by DCP contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

            (b)       The Shareholders shall have tendered for the Exchange DCP Shares representing not less than 80% of the issued and outstanding capital stock of DCP.

            (c)       DCP and its Shareholders shall have performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing;

SECTION 5:    COVENANTS

SECTION 5:1    Corporate Examinations and Investigations.    Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

SECTION 5:2    Further Assurances.    The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

SECTION 5:3    Confidentiality.    In the event the transactions contemplated by this Agreement are not consummated, Media and DCP and the Shareholders agree, and DCP shall cause the Shareholders, to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

            (a)       at the time of the disclosure was public knowledge;

            (b)       after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

            (c)       the receiving party had within its possession at the time of disclosure; or

            (d)       is ordered disclosed by a Court of proper jurisdiction.

SECTION 6:    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Notwithstanding any right of either party to investigate the affairs of the other party, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for one year following the Closing.

SECTION 7:    INDEMNIFICATION

For a period of one (1) year from the Closing, DCP agrees to indemnify and hold harmless Media, its officers, directors and principal shareholders, and Media agrees to indemnify and hold harmless DCP, its officers, directors and the Shareholders, at all times up to one (1) year after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of a covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation or omission from any certificate, financial statement or tax return furnished or to be furnished hereunder for any period up to and including 120 days after execution of this Agreement. This provision shall not be construed to be a waiver of any lawful indemnification provision contained in the charter or By-Laws, as permitted by Federal or State law.

If the indemnified party receives written notice of the commencement of any legal action, suit or proceeding with respect to which the indemnifying party is or may be obligated to provide indemnification pursuant to this Section, the indemnified party shall, within 30 days of the receipt of such written notice, give the indemnifying party written notice thereof (a "ClaimNotice"). Failure to give such Claim Notice within such 30 day period shall not constitute a waiver by the indemnified party or its rights to indemnity hereunder with respect to such action, suit or proceeding unless the defense thereof is prejudiced thereby. Upon receipt by the indemnifying party of a Claim Notice from the indemnified party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the indemnifying party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The indemnified party shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably required in connection therewith. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnifying party shall not have with reasonable promptness employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the indemnifying party. The indemnifying party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the indemnified party, which consent shall not be delayed or which shall not be required if the indemnified party is granted a release in connection therewith. If the indemnifying party shall fail with reasonable promptness to defend such Third Party Claim, the indemnified party may defend, satisfy or settle the Third Party Claim at the expense of the indemnifying party and the indemnifying party shall pay to the indemnified party the amount of such Loss within ten days after written demand thereof. The indemnification provisions hereof shall survive the termination of this Agreement.

SECTION 8:    DOCUMENTS AT CLOSING AND THE CLOSING

SECTION 8:1    Documents at Closing. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

            DCP will deliver, or will cause to be delivered, to Media the following:

            (a)       a certificate executed by the President and Secretary of DCP to the effect that all representations and warranties made by DCP under this Agreement are true and correct as of the Closing, the same as though originally given to Media on said date;

            (b)       a certificate from the State of Nevada dated at or about the Closing to the effect that DCP is in good standing under the laws of said State.

            (c)       DCP shall deliver an opinion of its legal counsel, limited as to any portion of the opinion as to an aspect of the agreement governed by the application of Nevada law, to Media to the effect that:

                        (i)        DCP is a corporation validly existing and in good standing under the laws of the State of Nevada and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on the company;

                        (ii)       DCP has the corporate power to carry on its business as now being conducted; and

                        (iii)      This Agreement has been duly authorized, executed and delivered by the Majority Shareholders of DCP.

            (d)       Certificates representing those shares of DCP to be exchanged for Media Shares will be delivered, along with duly executed powers transferring such certificates to Media.

            (e)       An executed copy of the Subscription Agreement for each Shareholder exchanging its DCP shares for Media Shares.

            (f)        All other items, the delivery of which is a condition precedent to the obligations of Media, as set forth in Section 4.

            Media will deliver or cause to be delivered to DCP and the Shareholders:

            (a) a certificate from Media executed by the President or Secretary of Media, to the effect that all representations and warranties of Media made under this Agreement are true and correct as of the Closing, the same as though originally given to DCP on said date;

            (b)       certified copies of resolutions by Media Board of Directors authorizing this transaction; and an opinion of Media counsel as described in Section 4 above;

            (c)       certificates from the Delaware Secretary of State dated at or about the Closing Date that Media is in good standing under the laws of said State;

            (d)       an opinion of counsel, limited as to any portion of the opinion that applies to an aspect governed by the application of Delaware law, dated as of the Closing to the effect that:

                        (i)        Media is a corporation validly existing and in good standing under the laws of the State of Delaware;

                        (ii)       This Agreement has been duly authorized executed and delivered by Media and is a valid and binding obligation of Media enforceable in accordance with its terms;

                        (iii)      Media, through its Board of Directors and its shareholders, has taken all corporate action necessary for performance under this Agreement;

                        (iv)      The documents executed and delivered to DCP and the DCP Shareholders hereunder are valid and binding in accordance with their terms;

                        (v)       The shares of Media Shares to be issued pursuant to Section 1.1 hereof, when issued, will be duly and validly issued, fully paid and non-assessable; and

                        (vi)      Media has the corporate power to execute the Agreement, deliver the Shares and perform under this Agreement.

            (e)       resignation of all officers and all but one of the directors;

            (f)        consent of Penny Green, sole remaining director and majority shareholder, designating Michael Brennan, Alan Spatz, Ed St. Amour to fill the vacancies created by the resignation of the former directors of Media, and simultaneous resignation of Penny Green as a director.

            (g)       all other items, the delivery of which is a condition precedent to the obligations of DCP, as set forth in Section 4 hereof.

SECTION 8:2    The Closing.    The closing (the "Closing") shall take place on March 12, 2004 (the "Closing Date") or at any time thereafter as may be agreed upon by the parties hereto. At the Closing, the parties shall provide each other with such documents as may be necessary.

SECTION 9:    MISCELLANEOUS

SECTION 9:1    Waivers.    The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

SECTION 9:2    Amendment.    This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

SECTION 9:3    Assignment.    This Agreement is not assignable except by operation of law.

SECTION 9:4    Notice.    Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

            To:      Media:

                        Penny Green, President
                        1904 West 16th Street, Suite 1
                        Vancouver, British Columbia, Canada V6J 2M4
                        Fax: (604) 408-5177

with copy to:

                        Braun & Co.

                        702-777 Hornby Street

                        Vancouver, BC V6Z 1S2

                        Canada

            To:DCP:

                       Michael Brennen, President
                       1920 E. Warner Avenue

                       Santa Ana, California 92705
                       Fax:    (949) 474-8114

with copy to:

                        Christopher Dieterich
                        Dieterich & Associates
                        11300 West Olympic Boulevard, Suite 800
                        Los Angeles, California 90064
                        Fax: (310) 312-6680

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address that shall have been furnished in writing to the addressor.

SECTION 9:5    Governing Law.   This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Delaware, thereby precluding any choice of law rules that may direct the application of the laws of any other jurisdiction.

SECTION 9:6    Publicity.    No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

SECTION 9:7    Headings.    The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 9:8     Severability of Provisions.    The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

SECTION 9:9    Counterparts.    This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

SECTION 9:10   Binding Effect.    This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

SECTION 9:11    Tax Treatment.    For federal income tax purposes, it is intended that the transaction entered into pursuant to this Agreement will qualify as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, the parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations and will, therefore, report and file their respective tax returns in accordance with such regulations. Furthermore, Media and DCP acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

SECTION 9:12    Press Releases.    The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                                                        Mediatelevision.tv, Inc.
                                                                        a Delaware corporation

                                                                        By: /s/ Penny Green
                                                                              Penny Green, President

                                                                        Digital Color Print, Inc.
                                                                        a Nevada corporation

                                                                        By: /s/ Michael Brennan
                                                                              Michael Brennan, President

EXHIBIT A

Information and Subscription Agreement
(attached)

EXHIBIT B

List of DCP Shareholders